Exhibit 99.2

DROPCAR, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of

DropCar, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of DropCar, Inc. (the “Company") as of December 31, 2017 and 2016, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for each of the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred substantial net losses since inception, negative cash flows from operations and has an accumulated deficit of approximately $9.6 million as of December 31, 2017. These factors, among others, raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ EisnerAmper LLP

We have served as the Company’s auditor since 2017.

EISNERAMPER LLP

New York, New York

April 2, 2018

DROPCAR, INC.

BALANCE SHEETS

	December 31,
	2017	2016

ASSETS

CURRENT ASSETS:
Cash	$372,011	$51,366
Accounts receivable, net	187,659	61,710
Prepaid expenses and other current assets	51,532	18,617
Total Current Assets	611,202	131,693

Property and equipment, net	5,981	-
Capitalized software costs, net	589,584	447,322
Security deposits	3,000	3,000

TOTAL ASSETS	$1,209,767	$582,015

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$1,820,731	$417,446
Deferred Income	236,433	81,276
Accrued Interest	135,715	-
Total current liabilities	2,192,879	498,722

Convertible note payable, net of debt discount	3,506,502	-

TOTAL LIABILITIES	5,699,381	498,722

COMMITMENTS AND CONTINGENCIES (NOTE 5)

STOCKHOLDERS' EQUITY (DEFICIT):

Series seed preferred stock, $0.0001 par value; 210,601 shares authorized, issued and outstanding	21	21
Series A preferred stock, $0.0001 par value; 490,969 shares authorized, 467,454 and 404,908 shares at December 31, 2017 and 2016 issued and outstanding, respectively	47	40
Common stock, $0.0001 par value; 7,500,000 shares authorized, 1,715,506 and 1,250,000 shares at December 31, 2017 and 2016 issued and outstanding, respectively	172	125
Subscription receivable	-	(69,960)
Additional paid in capital	5,115,043	2,117,158
Accumulated deficit	(9,604,897)	(1,964,091)

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(4,489,614)	83,293

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$1,209,767	$582,015

The accompanying notes are an integral part of these financial statements

DROPCAR, INC.

STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2017	2016

NET SERVICE REVENUES	$4,285,514	$1,702,495

COST OF SERVICES	4,543,456	1,493,202

GROSS (LOSS) PROFIT	(257,942)	209,293

OPERATING EXPENSES
Selling, general and administrative expenses	5,838,044	1,500,019
Depreciation and Amortization	218,660	79,169
TOTAL OPERATING EXPENSES	6,056,704	1,579,187

OPERATING LOSS	(6,314,646)	(1,369,895)

Interest Expense, net	(1,326,160)	(47,451)

NET LOSS	$(7,640,806)	$(1,417,346)

NET LOSS PER COMMON SHARE, BASIC AND DILUTED	$(5.15)	$(1.13)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	1,484,052	1,250,000

The accompanying notes are an integral part of these financial statements

DROPCAR, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

								Additional
	Series Seed Preferred Stock		Series A Preferred Stock		Common Stock		Subscription	Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Receivable	Capital	(Deficit)	Total

Balances, December 31, 2015	210,601	$21	-	$-	1,250,000	$125	$-	$404,854	$(546,745)	$(141,745)
Issuance of Series A Preferred Stock, net of $15,000 issuance costs	-	-	311,728	31	-	-	(69,960)	1,324,929	-	1,255,000
Issuance of Preferred Stock in settlement of convertible notes, derivative and accrued interest	-	-	93,180	9	-	-	-	387,375	-	387,384
Net loss	-	-	-	-	-	-		-	(1,417,346)	(1,417,346)
Balances, December 31, 2016	210,601	21	404,908	40	1,250,000	125	(69,960)	2,117,158	(1,964,091)	83,293
Issuance of Series A Preferred stock	-	-	56,409	7	-	-	69,960	150,002	-	219,969
Issuance of Series A Preferred stock for services	-	-	6,137	-	-	-	-	25,000	-	25,000
Fair value of Warrants issued with convertible notes	-	-	-	-	-	-	-	2,138,931	-	2,138,931
Issuance of Common stock to offficers	-	-	-	-	465,506	47		546,053	-	546,100
Stock based compensation	-	-	-	-	-	-	-	137,900	-	137,900
Net loss	-	-	-	-	-	-	-	-	(7,640,806)	(7,640,806)
Balances, December 31, 2017	210,601	$21	467,454	$47	1,715,506	$172	$-	$5,115,043	$(9,604,897)	$(4,489,614)

The accompanying notes are an integral part of these financial statements

DROPCAR, INC.

STATEMENTS OF CASH FLOWS

	December 31,
	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,640,806)	$(1,417,346)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	218,660	79,169
Bad debt provision	42,057	-
Amortization of debt discount and deferred financing costs	1,190,633	44,412
Stock based compensation	709,000	-
Changes in operating assets and liabilities:
Accounts receivable	(168,006)	(45,032)
Deposit	-	(3,000)
Prepaid expenses and other current assets	(32,915)	(10,376)
Accounts payable and accrued expenses	1,172,306	305,809
Accrued interest	135,715	-
Deferred income	155,157	66,240

NET CASH USED IN OPERATING ACTIVITIES	(4,218,199)	(980,124)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(6,600)	-
Capitalization of software costs	(251,324)	(281,452)

NET CASH USED IN INVESTING ACTIVITIES	(257,924)	(281,452)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of Series A Preferred Stock and subscription receivable	219,968	1,255,000
Proceeds from issuance of convertible notes and warrants	4,840,000	-
Offering costs - Convertible Notes	(263,200)	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	4,796,768	1,255,000

Net increase in cash	320,645	(6,576)

Cash, beginning of period	51,366	57,942

Cash, end of period	$372,011	$51,366

SUPPLEMENTAL CASH FLOW INFORMATION:

NON-CASH FINANCING ACTIVITIES:

Issuance of Preferred Stock in settlement of convertible notes,
derivative and accrued interest	$-	$387,384

Fair Value of stock warrants related to convertible notes	$2,138,931	$-
Fair value of common stock sold to founders	$684,000	$-
Accrued offering costs	$122,000	$-
Accrued capitalized software costs	$108,979	$43,524

The accompanying notes are an integral part of these financial statements

DROPCAR, INC.

Notes to Financial Statements

For the years ended December 31, 2017 and 2016

Note 1 - Organization and Nature of the Business

DropCar, Inc. (the "Company") was incorporated on September 12, 2014 in the State of Delaware. The Company delivers a comprehensive Enterprise Vehicle Assistance and Logistics (“VAL”) platform and mobile application to assist consumers and automotive-related companies reduce the costs, hassles and inefficiencies of owning a car, or fleet of cars, in urban centers. The Company’s VAL platform is a web-based interface to the Company’s core service that coordinates the movements and schedules of trained valets who pickup and drop off cars at dealerships and customer locations. The app tracks progress and provides email and text notifications on status to both dealers and customers, increasing the quality of communication and subsequent satisfaction with the service.

Plan of Merger and Reorganization Agreement

On September 6, 2017, WPCS International Incorporated, a Delaware corporation (“WPCS”), DC Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of WPCS (“Merger Sub”), and DropCar, Inc., a Delaware corporation (“DropCar”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), pursuant to which, among other things, Merger Sub merged with and into DropCar, with DropCar becoming a wholly-owned subsidiary of the WPCS and the surviving corporation of the merger (the “Merger”). The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Subject to the terms and conditions of the Merger Agreement, at the closing of the Merger (the “Closing”), (a) each outstanding share of DropCar common stock and DropCar preferred stock was converted into the right to receive a number of shares of WPCS’s common stock (“WPCS Common Stock”) equal to the Exchange Ratio (as defined below); and (b) each outstanding DropCar warrant that has not previously been exercised prior to the Closing was converted into a right to receive warrants to purchase shares of WPCS Common Stock.

On January 30, 2018, Merger Sub, WPCS, and Dropcar completed the Merger. Dropcar is considered the acquiring company for accounting purposes as upon completion of the Merger, Dropcar’s former stockholders held a majority of the voting interest of the combined company. In addition, a majority members of the board of directors of the combined company are former members of the Dropcar’s board of directors. Therefore, the former members of the Dropcar board of directors possess majority control of the board of directors of the combined company. The Merger was effected pursuant to the Merger Agreement. In connection with the Merger, the Company effected a 1:4 reverse stock split of its common stock (the “Reverse Stock Split”), and the combined company changed its name to “DropCar Operating Company, Inc.” or (the “Dropcar Operating Company”).

On January 30, 2018, in connection with, and prior to the completion of, the Merger, the Company effected a 1:4 reverse stock split of its common stock (the “Reverse Stock Split”). The par value of our common stock was not adjusted as a result of the Reverse Stock Split. All authorized, issued and outstanding shares of common stock, warrants for common stock and the related per share amounts contained in these financial statements have been retroactively adjusted to reflect the Reverse Stock Split for all periods presented. The Merger is being accounted for as a reverse merger whereby Dropcar is the acquirer for accounting purposes.

DROPCAR, INC.

Notes to Financial Statements

For the years ended December 31, 2017 and 2016

Pursuant to the Merger, the Dropcar Operating Company issued shares of its common stock to DropCar’s stockholders, at an exchange ratio of 0.3273 shares of the Company’s common stock, after taking into account the Reverse Stock Split, for each share of (i) DropCar common stock and preferred stock and (ii) DropCar warrants, in each case, outstanding immediately prior to the Merger. The exchange ratio was determined through arms’-length negotiations between the Dropcar Operating Company and DropCar.

 Note 2 – Summary of Significant Accounting Policies

Liquidity and Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and on a going concern basis. As shown in the accompanying financial statements, the Company has incurred substantial losses and cash used in operating activities since inception. At December 31, 2017, the Company had a working capital deficit of $1,581,677 and stockholders’ deficit of $4,489,614. For the year ended December 31, 2017, the Company had net losses of $7,640,806. Collectively, these factors raise substantial doubt regarding the Company's ability to continue as going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded assets amounts and classification of liabilities that might be necessary should the Company not be able to continue as a going concern.

Management believes that in order for the Company to meet its obligations arising from normal business operations through March 2019 that the Company requires (i) additional capital either in the form of common stock, preferred stock or debt and/or (ii) increase sales volume that will generate sufficient operating profit and cash flows to fund operations. Without additional capital or sales volume, the Company's ability to continue to operate will be limited.

On January 18, 2018, the Company sold 46,094 shares of common stock for proceeds of $300,000 to Alpha Capital.

On March 8, 2018, the Company issued 26,843 shares of H-4 Convertible Preferred Stock convertible into 2,684,300 shares of common stock and warrants to purchase 2,684,300 shares of common stock for an aggregate purchase price of approximately $6.0 million (see Note 9). The funds are intended to be used for general corporate purposes and will provide additional short-term liquidity.

Based on the Company's current cash usage expectations, management believes it will not have sufficient liquidity to fund its operations for the next 12 months. Management is actively seeking additional financing from the issuance of debt and/or equity securities. Management cannot provide any assurance that the Company will be successful in accomplishing any of its plans to raise debt or equity financing or generate significant sales.

Reclassification

Certain prior year amounts have been reclassified to conform to the current year presentation. These reclassifications had no effect on recorded net loss. The Company reclassified $263,666 from selling, general and administrative to cost of services for the year ended December 31, 2016 as follows:

	For the year ended December 31, 2016
	As Reported	As Revised
Cost of services	$1,229,536	$1,493,202
Selling, general and administrative	$1,763,684	$1,500,018

DROPCAR, INC.

Notes to Financial Statements

For the years ended December 31, 2017 and 2016

Reverse Stock Split

On January 30, 2018, just prior to the close of the Merger, the Company executed a 1:4 reverse stock split with respect to the issued and outstanding common and preferred stock. All share and per share amounts included in these financial statements are presented as if the 1:4 reverse stock split had been effective from the beginning of the earliest period presented.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the useful life of capitalized software and assumptions used in the valuation of shares and warrants.

Accounts Receivable

Accounts receivable are carried at original invoice amount less an estimate made for holdbacks and doubtful receivables based on a review of all outstanding amounts. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history and current economic conditions and sets up an allowance for doubtful accounts when collection is uncertain. Customers’ accounts are written off when all attempts to collect have been exhausted. Recoveries of accounts receivable previously written off are recorded as income when received. At both December 31, 2017 and 2016 the accounts receivable reserve was approximately $42,000 and $0, respectively.

Capitalized Software and Long-Lived Assets

Costs related to website and internal-use software development are accounted for in accordance with Accounting Standards Codification ("ASC") Topic 350-50—Intangibles—Website Development Costs. Such software is primarily related to the Company's websites and mobile apps, including support systems. The Company begins to capitalize its costs to develop software when preliminary development efforts are successfully completed, management has authorized and committed project funding, and it is probable that the project will be completed and the software will be used as intended. Costs incurred prior to meeting these criteria are expensed as incurred and recorded within general and administrative expenses within the accompanying statements of operations. Costs incurred for enhancements that are expected to result in additional features or functionality are capitalized. Capitalized costs are amortized on a straight-line basis over the estimated useful life of the related asset, generally estimated between two to three years.

The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset group to future undiscounted net cash flows expected to be generated by the asset group. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. There were no impairments of long-lived assets for the years ended December 31, 2017 and 2016.

DROPCAR, INC.

Notes to Financial Statements

For the years ended December 31, 2017 and 2016

Convertible Notes with Variable Conversion Options

The Company has issued convertible notes, some of which contain variable conversion options, whereby the outstanding principal and accrued interest may be converted, by the holder, into common shares at a fixed discount to the price of the common stock at the time of conversion. The Company accounts for these convertible notes as stock settled debt under ASC Topic 480, “Distinguishing Liabilities from Equity” and measures the fair value of the notes at the time of issuance, which is the result of the share price discount at the time of conversion and records the conversion discount amortization as accretion to interest expense to the date of the first conversion.

Revenue Recognition

The Company provides a variety of services to its customers through a mobile application platform include valet, parking, maintenance and repairs as well as business-to-business movement and maintenance services. The majority of its contracts are month-to-month subscription contracts with fixed monthly or contract term fees. Revenue for these contracts is recognized ratably over the service term, which are generally one month.

Monthly Subscriptions

The Company offers a selection of subscriptions which can include parking, valet, and access to other services. The contract terms are on a month-to-month subscription contract with fixed monthly or contract term fees. Revenue for these contracts is recognized ratably over the service term.

On Demand Valet and Parking Services

The Company offers its customers on demand services through its mobile application. The customer is billed at an hourly rate upon completion of the services.

DropCar 360 Services

The Company offers an additional service to its customers by offering to take the vehicle for inspection, maintenance, car washes or to fill up with gas. The customers are charged a fee in addition to the cost of the third-party services provided. The Company records the third-party costs as both revenue and cost of services.

Business-To-Business

The Company also has contracts with car dealerships in moving their fleet of cars. Revenue for these services is recognized when all of the following criteria have been met: (1) persuasive evidence that an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the seller’s price to the buyer is fixed and determinable; and (4) collectability is reasonably assured.

Cost of Services

Cost of services consists of the aggregate costs incurred in delivering the services for our customers, including, expenses for personnel costs, parking lot costs, technology hosting and third-party licensing costs, vehicle repair and damage costs, insurance, merchant processor fees, uniforms, customer and transportation expenses associated with providing a service.

DROPCAR, INC.

Notes to Financial Statements

For the years ended December 31, 2017 and 2016

Sales and Marketing

Advertising and marketing costs are expensed as incurred. Advertising and marketing costs recognized in the statement of operations for the years ended December 31, 2017 and 2016 were $1,177,000 and $52,000 respectively.

Stock-based Compensation

The Company accounts for all stock options using a fair value-based method. The fair value of each stock option granted to employees is estimated on the date of the grant using the Black-Scholes option-pricing model and the related stock-based compensation expense is recognized over the vesting period during which an employee is required to provide service in exchange for the award. The fair value of the options granted to non-employees is measured and expensed as the options vest. The Company’s employee stock option plan was terminated in May 2017.

Fair value of financial instruments

The Company's financial instruments are measured and recorded at fair value based on inputs and assumptions that market participants would use in pricing an asset or a liability. Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining fair value, management considers the principal or most advantageous market in which the Company would transact, and also considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance.

Fair value is determined for assets and liabilities using a three-tiered value hierarchy into which these assets and liabilities are grouped based upon significant inputs as follows:

•	Level 1 - Quoted prices in active markets for identical assets or liabilities.

•	Level 2 - Observable inputs, other than Level 1 prices, such as quoted prices in active markets for similar assets and liabilities, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

•	Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs. When a determination is made to classify a financial instrument within Level 3, the determination is based upon the lack of significance of the observable parameters to the overall fair value measurement. However, the fair value determination for Level 3 financial instruments may consider some observable market inputs.

The lowest level of significant input determines the placement of the entire fair value measurement in the hierarchy. The carrying values of cash, accounts receivable, other current assets, convertible notes and accounts payable approximate fair value due to the short-term nature of these items.

DROPCAR, INC.

Notes to Financial Statements

For the years ended December 31, 2017 and 2016

Income Taxes

The Company accounts for income taxes using the asset-and-liability method in accordance with ASC Topic 740, "Income Taxes". Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on the deferred tax assets and liabilities of a change in tax rate is recognized in the period that includes the enactment date. A valuation allowance is recorded if it is more-likely-than-not that some portion or all of the deferred tax assets will not be realized in future periods. At December 31, 2017 and 2016, the Company has recorded a full valuation allowance on its deferred tax assets.

The Company follows the guidance in ASC Topic 740-10 in assessing uncertain tax positions. The standard applies to all tax positions and clarifies the recognition of tax benefits in the financial statements by providing for a two-step approach of recognition and measurement. The first step involves assessing whether the tax position is more-likely-than-not to be sustained upon examination based upon its technical merits. The second step involves measurement of the amount to be recognized. Tax positions that meet the more-likely-than-not threshold are measured at the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate finalization with the taxing authority. The Company recognizes the impact of an uncertain income tax position in the financial statements if it believes that the position is more likely than not to be sustained by the relevant taxing authority. The Company will recognize interest and penalties related to tax positions in income tax expense. As of December 31, 2017, the Company had no unrecognized uncertain income tax positions.

On December 22, 2017, the passage of legislation commonly referred to as the Tax Cuts and Jobs Act (“TCJA”) was enacted and significantly revised the U.S. income tax law. The TCJA includes changes, which reduce the corporate income tax rate from 34% to 21% for years beginning after December 31, 2017. On December 22, 2017, Staff Accounting Bulletin No. 118 (“SAB 118”) was issued and allows a company to recognize provisional amounts when it does not have the necessary information available, prepared or analyzed, including computations, in reasonable detail to complete its accounting for the change in tax law. SAB 118 provides for a measurement of up to one year from the date of enactment.

Recent Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies that the Company adopts as of the specified effective date. Unless otherwise discussed, the Company does not believe that the impact of recently issued standards that are not yet effective will have a material impact on the Company's financial position or results of operations upon adoption.

In May 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606), as amended, which supersedes all existing revenue recognition requirements, including most industry-specific guidance. The new standard requires a company to recognize revenue when it transfers goods or services to customers in an amount that reflects the consideration that the Company expects to receive for those goods or services. The standard will be effective for fiscal years and interim periods within those years beginning after December 15, 2017. The Company has assessed its various revenue streams and does not believe that the effect of adoption will be material. The Company will adopt using the modified retrospective method.

In April 2015, the FASB released ASU 2015-03, “Interest - Imputation of Interest (Subtopic 835-30):

Simplifying the Presentation of Debt Issuance Costs.” The standard requires that debt issuance costs related to a recognized debt liability be presented on the balance sheet as a direct deduction from the debt liability, rather than as an asset. The adoption of this standard did not have a material impact on the Company's financial position or results of operations.

In November 2015, FASB issued ASU No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes. ASU No. 2015-17 simplifies current guidance and requires companies to classify all deferred tax assets and liabilities as noncurrent on the balance sheet. ASU No. 2015-17 can be applied either prospectively or retrospectively and is effective for periods beginning after December 15, 2016, with early adoption permitted. The adoption of this standard did not have a material impact on the Company's financial position or results of operations.

DROPCAR, INC.

Notes to Financial Statements

For the years ended December 31, 2017 and 2016

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The new standard requires that all lessees recognize the assets and liabilities that arise from leases on the balance sheet and disclose qualitative and quantitative information about its leasing arrangements. The new standard will be effective for the Company on January 1, 2020. The Company is currently evaluating the method of adoption and the potential impact that this standard may have on its financial position and results of operations.

In January 2017, the FASB issued ASU No. 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business.” ASU 2017-01 provides guidance to evaluate whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. If substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single asset or a group of similar assets, the assets acquired (or disposed of) are not considered a business. The Company adopted ASU 2017-01 as of January 1, 2017 on a prospective basis. The adoption of this standard did not have a material impact on the Company's financial position or results of operations.

Note 3 – Capitalized Software

Capitalized software consists of the following for the years ended December 31, 2017 and 2016:

	December 31,
	2017	2016
Software	$904,383	$544,080
Accumulated Amortization	(314,799)	(96,758)
Total	$589,584	$447,322

Amortization expense for the years ended December 31, 2017 and 2016 was $218,041 and $79,169 respectively. Expected future amortization expense is: $283,721 in 2018, $222,292 in 2019, and $83,571 in 2020.

Note 4 – Convertible Notes Payable

2016

On February 29, 2016, the principal balance of $325,000 for notes entered into during 2015 along with accrued interest and the redemption derivative were converted into 93,180 shares of Series A Preferred Stock.

Interest expense related to these notes, inclusive of the debt discount amortization was $47,500 for the year ended December 31, 2016.

2017

During the year ended December 31, 2017, the Company issued convertible notes totaling $4,840,000 and warrants to acquire 670,829 shares of common stock at an exercise price $12.88 per share in connection with the convertible notes (the “Convertible Notes”). On April 5, 2017 the Company issued $2,240,000 in notes and 310,466 in warrants, on August 29, 2017 the Company issued $1,000,000 in notes and 138,601 in warrants, on October 9, 2017 the Company issued $600,000 in notes and 83,161 in warrants, and on November 14, 2017 the Company issued $1,000,000 in notes and 138,601 in warrants. These notes all have a maturity date of one year from the date of issuance, and accrued interest at a rate of 6% per annum, compounded annually. These notes are convertible at $7.72 per share.

DROPCAR, INC.

Notes to Financial Statements

For the years ended December 31, 2017 and 2016

The Company incurred financing costs of $385,200 and recorded this amount as a debt discount. The fair value of warrants in the amount of $2,138,931 was recorded as additional paid-in capital and a debt discount at the time of issuance, in the aggregate (see Note 7). The value of the debt discount will be amortized to interest expense over the life of the notes.

Interest expense related to these notes, inclusive of the debt discount amortization was $1,326,348 for the year ended December 31, 2017.

Lock-up Subscription Agreements

Subject to certain conditions and waivers, at the Company’s request, the holders (the “Holders”) of the Convertible Notes entered into a Lock-up Subscription Agreement (the “Subscription Agreement”) whereby upon completion of the Merger, the Company issued an additional 392,208 shares of common stock (the “Lock-up Shares”) to the Holders. As per the Subscription Agreement, the Holders agreed not to sell or otherwise transfer or dispose of any of their registerable securities (the “Registerable Securities”) for various periods up to 365 days from the closing of the Merger. If the Merger was not completed by April 16, 2018, then the Subscription Agreement would have been terminated, and the shares would not have been issued.

Management determined the Subscription Agreements are lock-up options that were exchanged for no consideration. The Company considered guidance ASC 815-40-15 which applies to freestanding contracts that are potentially settled in an entity’s stock. Under ASC 815-40-15-6, the ASC states that lock-up options shall not be considered issued for accounting purposes unless and until the options become exercisable. No accounting recognition is given to the Subscription Agreement or Lock-up Shares before they become issuable or in this case until the Merger occurred.

Note 5 – Commitments

Lease Agreements

The Company rented office space in New York, New York from July 2015 through May 2016 on a month-to-month basis at a monthly rent of approximately $1,200 per month. From June 2016 through June 2017, the Company rented office space in New York, New York on a month-to-month basis at a monthly rent of approximately $3,000 per month. In July 2017, the Company entered into a one-year lease agreement to rent office space in New York, New York at a monthly rent of approximately $10,000 per month. The lease expires on August 31, 2018.

During the years ended December 31, 2017 and 2016, rent expense was $52,866 and $29,590, respectively.

Litigation

DropCar business is subject to various legal proceedings and claims, either asserted or unasserted, which arise in the ordinary course of business that it believes are incidental to the operation of its business. While the outcome of these claims cannot be predicted with certainty, management does not believe that the outcome of any of these legal matters will have a material adverse effect on its results of operations, financial positions or cash flows.

DROPCAR, INC.

Notes to Financial Statements

For the years ended December 31, 2017 and 2016

On February 9, 2016, a DropCar employee was transporting a customer’s vehicle when the vehicle caught fire.   On November 22, 2016, Metropolitan Group Property and Casualty Insurance Company (as subrogee of the vehicle’s owner) filed for indemnification and subrogation against the Company in the Supreme Court of the State of New York County of New York, Index No. 159816/2016. The case name is Metropolitan Group Property and Casualty Insurance Company, as subrogee of Scott Sherry v. Mercedes-Benz Manhattan and DropCar, Inc. Management believes that it is not responsible for the damage caused by the vehicle fire and that the fire was not due to any negligence on the part of the DropCar and that the Company has sufficient insurance coverage to pay for any potential losses arising from this proceeding, including the cost of litigating same.

As of December 31, 2016, the Company had accrued approximately $160,000 for the potential settlement of multiple employment disputes. During the year ended December 31, 2017, $137,000 of this amount was settled upon payment. As of December 31, 2017, approximately $73,000 has been accrued for the potential settlement of employment disputes.

Note 6 – Income Taxes

The Company files corporate income tax returns in the United States (federal) and in New York. The Company is subject to federal, state and local income tax examinations by tax authorities from inception.

At December 31, 2017 and 2016, the Company has $9,373,000 and $2,084,000 of operating loss carryforwards for federal and $9,373,000 and $2,084,000 for New York state and city tax purposes that may be applied against future taxable income. The net operating loss carryforwards will begin to expire in the year 2035 if not utilized prior to that date. There is no provision for income taxes because the Company has historically incurred pre-tax losses and maintains a full valuation allowance against its net deferred tax assets. The valuation allowance increased by approximately $2,173,000 and $641,000 during the years 2017 and 2016, respectively, and a corresponding reduction in the valuation allowance.

A reconciliation of the statutory U.S. Federal rate to the Company's effective tax rate is as follows:

	For the Year Ended December 31,
	2017	2016
U.S. federal statutory tax rate	34.0%	34.0%
State income taxes, net of federal benefit	11.35	11.35
Permanent items	(4.09)	(0.9)
Impact of tax law change	(12.46)	-
Other	(.36)	(0.3)
Change in valuation allowance	(28.44)	(45.23)
Effective tax rate	-%	-%

DROPCAR, INC.

Notes to Financial Statements

For the years ended December 31, 2017 and 2016

The tax effect of temporary differences that gave rise to significant portion of the deferred tax assets were as follows:

	December 31,
	2017	2016
Deferred taxes assets:
Net operating loss carryforwards - federal	$1,968,000	$733,000
Net operating loss carryforwards - state	1,273,000	244,000
Capitalized software	(204,000)	(203,000)
Other	8,000	68,000
Allowance for doubtful accounts	15,000	-
Accrued bonus	-	45,000
Valuation allowance	(3,060,000)	(887,000)
Net deferred tax assets	$-	$-

The federal and state net operating loss may be subject to the limitations provided in the Internal Revenue Code (“IRC”) Sections 382 and 383. The net operating loss and tax credit carryforwards are subject to review by the Internal Revenue Service in accordance with the provisions of Section 382 of the Internal Revenue Code. Under this Internal Revenue Code section, substantial changes in the Company’s ownership may limit the amount of net operating loss carryforwards that could be utilized annually in the future to offset the Company’s taxable income. Specifically, this limitation may arise in the event of a cumulative change in ownership of the Company of more than 50% within a three-year period. Any such annual limitation may significantly reduce the utilization of the Company’s net operating loss carryforwards before they expire. The closing of the Company’s merger alone or together with transactions that have occurred or that may occur in the future, may trigger an ownership change pursuant to Section 382, which could limit the amount of net operating loss carryforwards that could be utilized annually in the future to offset the Company’s taxable income, if any. Any such limitation as the result of the Company’s additional sales of common stock by the Company could have a material adverse effect on the Company’s results of operations in future years.

The Tax Cuts and Jobs Act (the “Act”) was enacted on December 22, 2017. The Act reduces the US federal corporate tax rate from 35% to 21%. The most significant impact of the legislation for the Company was a $1.0 million reduction of the value of net deferred tax assets (which represent future tax benefits) as a result of lowering the U.S. corporate income tax rate.

Note 7 – Stockholders’ Equity

Common Stock

The Company has authorized 7,500,000 shares of common stock with a $0.0001 par value. The holders of common stock are entitled to one vote for each share of common stock held at the time of vote.

On May 25, 2017, the Company issued in the aggregate of 257,792 shares of common stock to its founders as stock compensation, with an estimated fair value of $257,792. The estimated fair value of such shares in excess of the price paid was recognized as additional stock-based compensation for financial reporting purposes.

During May 2017, the Founders of the Company purchased from Alpha Capital 137,893 common shares and recorded a stock-based compensation charge on the difference of the fair value of $137,900 and the amount paid by the founders.

On August 17, 2017, the Company issued in the aggregate of 207,714 shares of common stock to its founders as stock compensation, with an estimated fair value of $288,308. The estimated fair value of such shares in excess of the price paid was recognized as additional stock-based compensation for financial reporting purposes.

Preferred Stock

The Company has authorized 701,570 shares of Preferred Stock with a $0.0001 par value of which 210,601 shares are designated “Series Seed Preferred” and 490,969 shares are designated “Series A Preferred Stock”.

Series A Preferred

In 2016, the Company issued 404,908 shares of Series A Preferred Stock which is comprised of 311,728 shares paid in cash in the amount of $1,255,000, net of $15,000 issuance costs, and 93,180 shares upon the conversion of convertible notes payable including accrued interest and a derivative liability in the amount of $387,384. The change in the value of the fair value of the derivative instrument was de minimis.

In January 2017, the Company issued 19,586 shares of Series A Preferred Stock for a subscription receivable of $69,960 from December 31, 2016.

DROPCAR, INC.

Notes to Financial Statements

For the years ended December 31, 2017 and 2016

On February 17, 2017, the Company issued 36,823 shares of Series A Preferred Stock for proceeds of $150,000. The Company also issued 24,548 shares of Series A Preferred Stock for service received from a third party fair valued at $25,000.

Rights and Privileges

The rights and privileges of the preferred stock are summarized as follows:

Voting Privileges and Protective Features

Each holder of outstanding shares of Preferred Stock are entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of such Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. The holders of record of a majority of outstanding Preferred Stock shall be entitled to elect the majority of the directors of the Company. In liquidation, the Preferred Stockholders receive their original purchase price plus any dividends if declared.

The outstanding shares of Preferred Stock are convertible at the option of the holder into common shares on a one to one ratio and the conversion ratio is subject to certain anti-dilution provision.

For so long as any shares of Preferred Stock remain outstanding, the vote or written consent of the holders of the majority of the outstanding shares of Preferred Stock is necessary for the Company to conduct certain corporate actions, including but not limited to liquidation, windup or dissolution of the Company; certain amendments to the certificate of incorporation or bylaws of the Company; authorization or issuance of shares of any additional class or series of capital stock unless the same ranks junior to the Preferred Stock with respect to liquidation preference, the payment of dividends and rights of redemption or increase in the authorized number of shares of any series of capital stock; authorize the creation of, or issue, or authorize the issuance of any debt security unless such indebtedness was approved by the Board of Directors, and increase or decrease the authorized number of directors constituting the Board of Directors.

Warrants to Purchase Common Stock

The warrants to purchase common stock issued in connection with the convertible debt in 2017 are fully vested and exercisable for five years through November 14, 2021. The warrants were valued using the Black-Scholes option-pricing model with the following inputs: exercise price of $12.88; fair market value of underlying stock of $3.64 and $3.80; expected term of 5 years; risk free rate of 1.61%, 1.70%, and 2.01%; volatility of 161%, 147%, and 150%; and a dividend yield of 0.00%.

A summary of the Company’s warrants to purchase common stock activity is as follows:

	Number of Warrants (in common shares)	Weighted Average Exercise Price
Outstanding, January 1, 2016	-	$-
Granted	-	-
Outstanding, December 31, 2016	-	-
Granted	670,829	12.88
Exercised	-	-
Forfeited or cancelled	-	-
Outstanding, December 31, 2017	670,829	$12.88

DROPCAR, INC.

Notes to Financial Statements

For the years ended December 31, 2017 and 2016

As of December 31, 2017, the weighted average remaining contractual life was 4.64 years for warrants outstanding. As of December 31, 2017, no warrants were exercisable and the intrinsic value of warrants exercisable was zero.

On January 30, 2018, the outstanding warrants for DropCar was exchanged for WPCS warrants at the exchange ratio and then recalculated using the reverse split ratio resulting in 878,146 DropCar warrants outstanding post-merger.

Note 8 – Related Party Transactions

During the years ended December 31, 2017 and 2016, each of Mr. Richardson and Mr. Newman were indirectly compensated for their services to Dropcar through payment to entities controlled by each of Mr. Richardson and Mr. Newman, respectively.

During 2017, certain investors of common stock, Series Seed Preferred and Series A Preferred stock purchased convertible notes from the Company totaling $2,325,000 and were issued 301,166 common warrants.

Note 9 – Subsequent Events

On January 18, 2018, the Company sold 46,094 shares of common stock for proceeds of $300,000 to Alpha Capital.

Private Placement

On March 8, 2018, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain institutional and accredited investors (collectively, the “Investors”), pursuant to which the Company issued to the Investors an aggregate of 26,843 shares of the Company’s newly designated Series H-4 Convertible Preferred Stock, par value $0.0001 per share (the “Series H-4 Shares”) convertible into 2,684,300 shares of common stock of the Company, and warrants to purchase 2,684,300 shares of common stock of the Company, with an exercise price of $2.60 per share, subject to adjustments (the “Warrants”). The purchase price per Series H-4 Share was $235.50, equal to (i) the closing price of the Common Stock on the Nasdaq Capital Market on March 7, 2018, plus $0.125 multiplied by (ii) 100. The aggregate purchase price for the Series H-4 Shares and Warrants was approximately $6.0 million. Subject to certain ownership limitations, the Warrants will be immediately exercisable from the issuance date and will be exercisable for a period of five years from the issuance date.

In connection with the March 8, 2018 offering, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors, pursuant to which the Company is obligated, among other things, to (i) file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) within 40 days following the closing of the offering for purposes of registering the shares of Common Stock issuable upon conversion of the Series H-4 Shares and the shares of Common Stock issuable upon exercise of the Warrants for resale by the Investors, (ii) use its commercially reasonable efforts to have the registration statement declared effective as soon as practicable after filing, and in any event no later than 60 days after the closing of the offering (or 100 days after the closing of the offering if the registration statement is reviewed by the SEC), and (iii) maintain the registration until all registrable securities may be sold pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), without restriction as to volume. The Registration Rights Agreement contains customary terms and conditions for a transaction of this type, including certain customary cash penalties on the Company for its failure to satisfy specified filing and effectiveness time periods.

Other

In March 2018, the Company issued 137,100 warrants and paid approximately $208,000 in cash to Palladium Capital Advisors, LLC for services rendered in connection with the exercise of outstanding WPCS warrants prior to the merger to satisfy Private Dropcar’s financing obligations pursuant to the terms of the Merger Agreement.

DROPCAR, INC.

Notes to Financial Statements

For the years ended December 31, 2017 and 2016

Equity Grants

Subsequent to year end, the Company’s compensation committee approved the issuance of 1,467,858 restricted stock units to the Company’s founders and 226,382 options to purchase common stock to three employees.

On January 30, 2018, the Board of Directors approved the amendment to the 2014 Equity Incentive Plan to increase the number of shares of common stock available by 1,612,500.

Other

On March 12, 2018, the Company entered into a service agreement with Zipcar, Inc. to provide transport, prep, cleaning and maintenance services for Zipcar’s fleet of vehicles in the New York metropolitan area to support its on-demand car sharing service. The services to be provided will be coordinated through DropCar’s VAL platform, which enables Zipcar fleet managers to schedule and track movements and services via a dedicated, secure portal.

NOTE 10 - Quarterly Reclassifications (Unaudited)

The Company reclassified $111,241 and $208,755 from general and administrative to cost of services for the three and six months ended June 30, 2017, respectively, as follows:

	(Unaudited)
	For the three months ended June 30, 2017
	As Reported	As Revised
Cost of services	$808,152	$919,393
General and administrative	$1,500,661	$1,389,420

	(Unaudited)
	For the six months ended June 30, 2017
	As Reported	As Revised
Cost of services	$1,234,366	$1,443,121
General and administrative	$2,059,772	$1,851,017

The Company reclassified $112,778 and $380,094 from general and administrative to cost of services for the three and nine months ended September 30, 2017, respectively, as follows:

	(Unaudited)
	For the three months ended September 30, 2017
	As Reported	As Revised
Cost of services	$1,255,536	$1,368,313
General and administrative	$2,490,771	$2,377,993

	(Unaudited)
	For the nine months ended September 30, 2017
	As Reported	As Revised
Cost of services	$2,489,902	$2,869,996
General and administrative	$4,550,543	$4,170,449